Exhibit 99.1

InfoSpace Announces Strong Second Quarter Results

BELLEVUE, Wash., August 5, 2009 (BUSINESS WIRE) — InfoSpace, Inc. (NASDAQ:INSP) today announced financial results for the second quarter ended June 30, 2009.

“I am extremely pleased with our results in the second quarter,” said Will Lansing, president and chief executive officer of InfoSpace. “We achieved revenue growth and greater profitability in a tough economy. At the same time, we continue to invest in new product initiatives including the launch of two new metasearch sites in the quarter.”

Revenues for the second quarter of 2009 were $43.8 million, reflecting a $5.4 million or 14% increase from the second quarter of 2008.

Adjusted EBITDA was $5.4 million for the second quarter of 2009, compared to Adjusted EBITDA of $9.7 million for the second quarter of 2008.

Net income for the second quarter of 2009 was $2.9 million, or $0.08 per share, compared to net income of $1.9 million, or $0.06 per share for the second quarter of 2008.

Cash, cash equivalents, and marketable securities as of June 30, 2009 totaled $208.3 million, including $8.2 million of auction rate securities. At the end of the second quarter, the Company had no debt obligations.

Second Quarter Highlights and Recent Developments

InfoSpace:

•

Re-launched InfoSpace.com, a search engine that further expands the value of metasearch with new content and features; key upgrades include the addition of real-time Twitter results and the ability to filter results by search engine provider,

•	Introduced DoGreatGood.com, a new philanthropic search engine that generates donations for charities, and

•	Signed nine new distribution partners.

Third Quarter 2009 Outlook

For the third quarter of 2009, the Company expects revenue to be between $47 million and $49 million, Adjusted EBITDA to be between $4.5 million and $5.5 million, and operating results to be between a net loss of $0.5 million and net income of $0.5 million, or a net loss of $0.01 per share to net income of $0.01 cents per share.

Conference Call and Webcast

A conference call will be held today at 2 p.m. Pacific / 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through 9 p.m. Pacific on August 12, 2009 and 12:00 a.m. Eastern on August 13, 2009.

Use of Non-GAAP Financial Measures

InfoSpace’s Adjusted EBITDA is calculated by adjusting GAAP net income (loss) to exclude the effects of discontinued operations, income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, gain (loss) on investments, and other income, net (including such items as interest income, resolution of gain contingencies, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the preliminary unaudited condensed consolidated financial statements.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that are not indicative of its core business operating results. InfoSpace believes that management and investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to net income (loss) in accordance with GAAP accompanies the preliminary unaudited condensed consolidated financial statements in this release.

About InfoSpace, Inc.

InfoSpace, Inc., a leading developer of metasearch products, is focused on bringing the best of the Web to Internet users. InfoSpace’s proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results on InfoSpace sites including Dogpile® (www.dogpile.com), DoGreatGood™ (www.dogreatgood.com), MetaCrawler® (www.metacrawler.com), WebCrawler® (www.webcrawler.com), and WebFetch® (www.webfetch.com). InfoSpace’s metasearch technology is also available on nearly 100 partner sites, including content, community, and connectivity sites. More information may be found at www.infospaceinc.com.

InfoSpace.com, InfoSpace, Dogpile, DoGreatGood, MetaCrawler, WebCrawler, and WebFetch and other marks are trademarks of InfoSpace, Inc. The names of other companies and products mentioned herein may be the trademarks of their respective owners.

###

Investor Contact:

Stacy Ybarra, InfoSpace

(425) 709-8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include, without limitation: statements regarding our expectation that we will continue to focus on improving efficiency, managing costs and developing new initiatives for future growth and profitability; and statements regarding our expectations for our financial performance and results of operations for the third quarter of 2009. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include: the completion of the review of our financial statements for the second quarter of 2009; general economic, industry, and market sector conditions; the progress and costs of the development of our products and services; the timing and extent of market acceptance of those products and services; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies; and the condition of our cash investments. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed from time to time, in the section entitled “Risk Factors” and elsewhere in such documents. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Revenues	$43,763	$38,328	$82,833	$80,510

Operating expenses: (1)

Content and distribution	24,309	18,062	44,686	39,854
Systems and network operations	2,369	2,774	4,790	5,216
Product development	1,603	2,929	3,009	5,138
Sales and marketing	5,139	6,041	12,082	9,830
General and administrative	6,366	4,960	12,568	12,682
Depreciation and amortization	1,811	1,731	3,622	3,218
Restructuring and other, net	—	(2,011)	—	(1,871)

Total operating expenses	41,597	34,486	80,757	74,067

Operating income	2,166	3,842	2,076	6,443

Gain (loss) on investments, net(2)	335	(4,362)	(5,016)	(11,069)
Other income, net	466	2,654	1,073	4,897

Income (loss) from continuing operations before income taxes	2,967	2,134	(1,867)	271

Income tax benefit (expense)	(82)	577	(283)	395

Income (loss) from continuing operations	2,885	2,711	(2,150)	666

Discontinued operations:

Loss from discontinued operations, net of taxes	—	(821)	—	(1,311)
Gain (loss) on sale of discontinued operations, net of taxes	—	43	—	(195)

Net income (loss)	$2,885	$1,933	$(2,150)	$(840)

Earnings (loss) per share - Basic

Income (loss) from continuing operations	$0.08	$0.08	$(0.06)	$0.02
Loss from discontinued operations	—	(0.02)	—	(0.04)
Gain (loss) on sale of discontinued operations	—	0.00	—	(0.00)

Net income (loss) per share - Basic	$0.08	$0.06	$(0.06)	$(0.02)

Weighted average shares outstanding used in computing basic income (loss) per share	35,044	34,334	34,949	34,316

Earnings (loss) per share - Diluted

Income (loss) from continuing operations	$0.08	$0.08	$(0.06)	$0.02
Loss from discontinued operations	—	(0.02)	—	(0.04)
Gain (loss) on sale of discontinued operations	—	0.00	—	0.00

Net income (loss) per share - Diluted	$0.08	$0.06	$(0.06)	$(0.02)

Weighted average shares outstanding used in computing diluted income (loss) per share	35,069	34,755	34,949	34,628

(1) Stock-based compensation expense for the three and six months ended June 30, 2009 and 2008 is allocated among the following captions (in thousands):

	Three months ended		Six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Systems and network operations	$105	$446	$314	$813
Product development	9	1,047	322	1,640
Sales and marketing	85	1,038	449	1,891
General and administrative	1,190	1,643	2,355	2,857

Total stock-based compensation expense	$1,389	$4,174	$3,440	$7,201

(2)

In the three and six months ended June 30, 2009, the Company recorded a gain of $0.3 million and net other-than-temporary impairment charges of $5.0 million, respectively, relating to the auction rate securities investments that it holds. In the three and six months ended June 30, 2008, the Company recorded other-than-temporary impairment charges relating to the auction rate securities investments that it holds of $4.4 million and $11.1 million, respectively.

InfoSpace, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	June 30, 2009	December 31, 2008
ASSETS

Current assets:
Cash and cash equivalents	$64,175	$49,936
Short-term investments, available-for-sale	135,906	141,592
Accounts receivable, net	18,188	15,423
Notes and other receivables	2,197	1,349
Prepaid expenses and other current assets	2,590	1,767

Total current assets	223,056	210,067

Property and equipment, net	14,821	18,078
Long-term investments, available-for-sale	8,200	13,916
Goodwill and other intangible assets, net	45,367	44,123
Other long-term assets	4,598	4,949

Total assets	$296,042	$291,133

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,918	$6,518
Accrued expenses and other current liabilities	26,518	19,707
Liabilities of discontinued operations	—	1,109

Total current liabilities	31,436	27,334

Other long-term liabilities	1,155	1,475

Total liabilities	32,591	28,809

Stockholders’ equity:
Common stock	4	3
Additional paid-in capital	1,296,358	1,292,360
Accumulated deficit	(1,034,729)	(1,032,579)
Accumulated other comprehensive income	1,818	2,540

Total stockholders’ equity	263,451	262,324

Total liabilities and stockholders’ equity	$296,042	$291,133

Summary of cash, short-term and long-term investments:
Cash and cash equivalents	$64,175	$49,936
Short-term investments, available-for-sale	135,906	141,592
Long-term investments, available-for-sale	8,200	13,916

Cash, short-term and long-term investments	$208,281	$205,444

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Six months ended
	June 30, 2009	June 30, 2008
Operating activities:
Net loss	$(2,150)	$(840)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Loss from discontinued operations	—	1,311
Loss on sale of discontinued operations	—	195
Loss on investments, net	5,016	11,069
Stock-based compensation	3,440	7,201
Depreciation and amortization	3,622	3,218
Deferred income taxes	186	(819)
Gain on sale of non-core assets	—	(1,897)
Loss on disposals of property and equipment	613	1
Other	7	65
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(2,757)	847
Notes and other receivables	(1,097)	5,741
Prepaid expenses and other current assets	(823)	114
Other long-term assets	247	2,442
Accounts payable	(1,200)	(991)
Accrued expenses and other current and long-term liabilities	4,839	(55,030)

Net cash provided (used) by operating activities	9,943	(27,373)

Investing activities:
Business acquisition, net of cash acquired	(395)	—
Purchases of property and equipment	(1,448)	(5,715)
Other long-term assets	104	(1,003)
Proceeds from the sale of assets	320	2,316
Proceeds from sales and maturities of investments	43,700	27,300
Purchases of investments	(38,144)	(17,984)

Net cash provided by investing activities	4,137	4,914

Financing activities:
Special dividend paid	—	(299,146)
Proceeds from stock option exercises	—	15
Proceeds from issuance of stock through employee stock purchase plan	252	219
Repayment of capital lease obligations	(93)	(32)

Net cash provided (used) by financing activities	159	(298,944)

Discontinued operations:
Net cash used by operating activities attributable to discontinued operations	—	(15,299)

Net increase (decrease) in cash and cash equivalents	14,239	(336,702)

Cash and cash equivalents:
Beginning of period	49,936	498,326

End of period	$64,175	$161,624

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA from Continuing Operations Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net income (loss) (2)	$2,885	$1,933	$(2,150)	$(840)
Discontinued operations	—	778	—	1,506
Depreciation and amortization	1,811	1,731	3,622	3,218
Stock-based compensation	1,389	4,174	3,440	7,201
Loss (gain) on investments, net	(335)	4,362	5,016	11,069
Other income, net (3)	(466)	(2,654)	(1,073)	(4,897)
Income tax expense (benefit)	82	(577)	283	(395)

Adjusted EBITDA from continuing operations	$5,366	$9,747	$9,138	$16,862

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance (Amounts in thousands)
	Ranges for the Three months ending
	September 30, 2009
Net income (loss)	$(500)	$500
Depreciation and amortization	1,900	1,900
Stock-based compensation	3,400	3,400
Loss on investments	—	—
Other income, net (3)	(500)	(500)
Income tax expense	200	200

Adjusted EBITDA	$4,500	$5,500

(1)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) from continuing operations is a non-GAAP financial measure and is reconciled to net income (loss), which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA from continuing operations results are calculated by adjusting GAAP net income (loss) to exclude the effects of discontinued operations, income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, gains or losses on investments, net, and other income, net (including such items as interest income, resolution of gain contingencies, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. The Company’s management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) in accordance with GAAP.

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)	Other income, net, primarily consists of interest income, resolution of gain contingencies, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.